                                                                   Exhibit 10.10
                                                                   -------------

Execution Copy

                     DSS SERVER SOFTWARE LICENSE AGREEMENT


     This DSS Server Software License Agreement (the "Agreement") is made as of July 31, 1998 ("Effective Date") by and between Engage Technologies, Inc. ("Engage"), a Delaware corporation with its principal office located at 100 Brickstone Square, Andover, Massachusetts 01810, including its parent company CMG Information Services, Inc. ("CMGI") and CMGI's majority-owned subsidiaries (individually, or collectively with Engage and CMGI, "CMGI") and Red Brick Systems, Inc., a Delaware corporation, with its principal office located at 485 Alberto Way, Los Gatos, California 95032 ("Red Brick").

The following Exhibits are made a part of this Agreement:

Exhibit 1:  Defined Terms
Exhibit 2:  End User Terms
Exhibit 3: List of Products to Which Warehouse DSS Server Software Will Port and/or Interface

     In consideration of the covenants, representations and warranties set forth herein and other good and valuable consideration, the parties agree as follows:

     ARTICLE 1: OPERATING PROVISIONS FOR LICENSED ACTIVITIES

1.1  Development of DSS Server Software for Database Technology.
     ----------------------------------------------------------

     CMGI will use commercially reasonable efforts to develop and deliver to Red Brick a commercially complete and salable version of the Current DSS Server Software (as defined in the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof) porting to or interfacing with the Red Brick products and applications set forth on Exhibit 3 attached hereto (the "Warehouse DSS Server Software"). CMGI will use commercially reasonable efforts to develop and deliver the Warehouse DSS Server Software for incorporation into the Database Technology by October 15, 1998.

1.2  Development Assistance for the Warehouse DSS Server Software.
     ------------------------------------------------------------

     Commencing upon the Effective Date of this Agreement, Red Brick shall provide CMGI, at no charge, with development assistance related to the development and delivery by CMGI of the Warehouse DSS Server Software. Such development assistance shall include all reasonable assistance necessary to assist CMGI in the development and delivery by CMGI of the Warehouse DSS Server Software, including, without limitation, telephone access to a named Red Brick engineer for support, provision of all Red Brick Warehouse and Red Brick Formation database connectors to the Red Brick Warehouse and Red Brick Formation software and weekly meetings between CMGI and Red Brick personnel, to the extent necessary, to resolve any outstanding issues.

1.3  Delivery of Warehouse DSS Server Software for Database Technology.
     -----------------------------------------------------------------

     Upon completion of the development of the Warehouse DSS Server Software, CMGI shall provide Red Brick at no cost with one (1) master media containing the Warehouse DSS Server Software in object code form and one (1) master copy of each item of all documentation for the Warehouse DSS Server Software to the extent such documentation is then available (together the "Warehouse DSS Server Software Licensed Materials").

1.4  Acceptance of Warehouse DSS Server Software.
     -------------------------------------------

     Red Brick shall, within 60 days following Red Brick's receipt of the Warehouse DSS Server Software, conduct acceptance testing to ensure that: (i) the Warehouse DSS Server Software functions in accordance with the specifications for the Warehouse DSS Server Software contained in the user documentation provided to Red Brick by CMGI with the Warehouse DSS Server Software and (ii) the Warehouse DSS Server Software ports to or interfaces with the Red Brick products and applications set forth on Exhibit 3 attached hereto such that the Warehouse DSS Server Software is at least as functional as the standard DSS Server Software produced by CMGI which interfaces with other commercially available databases.

     Within such sixty (60) day testing period Red Brick will give CMGI notice as soon as reasonably possible concerning any potential issues or problems with the Warehouse DSS Server Software or potential reasons for not accepting such Warehouse DSS Server Software, such notice to be given in no events less than three (3) business days after Red Brick becomes aware of any such potential issues or problems. Any notice of non-acceptance or of potential problems or issues which may result in non-acceptance of the Warehouse DSS Server Software shall describe the failure, or potential failure, of the Warehouse DSS Server Software in reasonable detail. If Red Brick gives CMGI written notice of non-acceptance, or reasons for potential non-acceptance, within such sixty (60) day testing period, CMGI shall promptly investigate the failure or potential failure. Red Brick shall provide to CMGI, to the extent reasonably available at the time, detailed documentation and explanation, together with underlying data, to substantiate the failure or potential failure and to assist CMGI in its efforts to diagnose and correct the failure or potential failure. If CMGI determines, reasonably and in good faith, that there was no failure or that such failure was not caused by an error in the Warehouse DSS Server Software, then CMGI shall give prompt written notice to Red Brick explaining that determination in reasonable detail and unless, within five
(5) days after receiving such notice, Red Brick gives written notice to CMGI that it disputes that determination, Red Brick shall be deemed to have accepted the Warehouse DSS Server Software.

     If CMGI determines that there was a failure which was caused by a defect in the Warehouse DSS Server Software, then CMGI shall use commercially reasonable efforts to correct the failure as soon as reasonably practicable. If CMGI corrects such failure, then CMGI shall give written notice to Red Brick certifying that such failure has been corrected, and another acceptance period shall begin, provided that such additional acceptance period shall last for fifteen (15) days.

1.5  License Grant to the Warehouse DSS Server Software.
     --------------------------------------------------

     Subject to the terms and conditions of this Agreement CMGI hereby grants to Red Brick and Red Brick hereby accepts a non-transferable (except as provided herein), limited license for the term of this Agreement to exercise all rights whatsoever as provided below solely with respect to the Warehouse DSS Server Software Licensed Materials in all parts of the world (the "License"):

     1.5.1 to use, copy and modify the Warehouse DSS Server Software Licensed Materials solely for the purpose of incorporating the Warehouse DSS Server Software Licensed Materials into the Database Technology;

     1.5.2 to incorporate portions of the Warehouse DSS Server Software Licensed Materials into the Database Technology provided that users of the Database Technology cannot gain access to the source code for the Warehouse DSS Server Software Licensed Materials;

     1.5.3 to, either directly or through Resellers (as defined below): (i) market, distribute, copy and license (with the right to sublicense) the Warehouse DSS Server Software Licensed Materials in object code form only, only as incorporated in the Database Technology; (ii) demonstrate the Warehouse DSS Server Software Licensed Materials only as incorporated in the Database Technology to prospective customers; (iii) internally use the Warehouse DSS Server Software Licensed Materials to provide technical support to end user customers or prospective customers; and (iv) license the Warehouse DSS Server Software Licensed Materials only as incorporated in the Database Technology to end users for use on a trial basis only pursuant to a trial license agreement containing all terms set forth in Exhibit 2; and

     1.5.4 when the Warehouse DSS Server Software Licensed Materials are delivered by Red Brick as part of the Application Suite, in Red Brick's capacity as a Reseller of the Application Suite, Red Brick will have the rights to market and distribute the Warehouse DSS Server Software Licensed Materials as part of the Application Suite which are set forth in the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof (the "Reseller Agreement").

1.6  License Restrictions to the Current and Warehouse DSS Server Software.
     ---------------------------------------------------------------------

     Notwithstanding anything else in this Agreement, this Agreement and the Reseller Agreement do not include a grant to Red Brick of any ownership right, title or other interest, in any of CMGI's Rights (as defined in Section 4.1) relating to the Current DSS Server Software Licensed Materials, the Warehouse DSS Server Software Licensed Materials or any DSS Updates nor in any copy or part thereof. In particular, and without limitation, Red Brick shall not, and will not allow any third party to (i) reverse engineer or attempt to discover any source code or underlying algorithms of the Current DSS Server Software Licensed Materials, the Warehouse DSS Server Software Licensed Materials or any DSS Updates, (ii) delete or fail to reproduce any copyright or other proprietary notices appearing in the Current DSS Server Software Licensed Materials, the Warehouse DSS Server Software Licensed Materials or any DSS Updates, (iii) sublicense or otherwise distribute the Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials or any DSS Updates in source code form, (iv) sublicense or otherwise distribute the Warehouse DSS Server Software Licensed Materials or any DSS Updates in object code form except when incorporated into the Database Technology or as part of the Application Suite or (v) sublicense or otherwise distribute the Current DSS Server Software Licensed Materials in object code form except as part of the Application Suite. Red Brick has no right to sublicense or otherwise distribute the Current DSS Server Software except purely as a Reseller of the Application Suite in the event that the Current DSS Server Software is part of the Application Suite.

1.7  Red Brick Resellers.
     -------------------

     Subject to the terms and conditions of this Agreement, Red Brick may appoint authorized resellers ("Resellers") to use and distribute the Warehouse DSS Server Software Licensed Materials and DSS Updates (only as incorporated in the Database Technology) only as provided in Section 1.5 provided that each such Reseller shall be bound by written agreement with Red Brick that (a) protects the confidentiality of; and CMGI's rights in, the Warehouse DSS Server Software Licensed Materials and DSS Updates to the same extent as provided under this Agreement, and prevents the Reseller from disassembling, decompiling or otherwise reverse engineering the Warehouse DSS Server Software Licensed Materials and DSS Updates or otherwise attempting to learn source code, structure, or algorithms underlying the Warehouse DSS Server Software Licensed Materials and DSS Updates (except to the extent that such prohibitions are limited by law in certain jurisdictions, in which case the affected prohibitions shall be included in such jurisdictions in as restrictive and protective a form as they are allowed, with unaffected prohibitions remaining unchanged); and (b) limits the liability of CMGI to the same extent as provided under the terms of this Agreement. Each such Reseller shall enter into a restricted use license agreement with Red Brick that contains terms at least as restrictive in all respects as the required terms set forth for "Distributors" on Exhibit D to the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof. Red Brick shall remain directly liable to CMGI and shall indemnify, defend and hold harmless CMGI for any breach by any of Red Brick's Resellers of such agreement.

1.8  End User Licenses.
     -----------------

     Prior to or upon delivery of the Database Technology containing a copy of the Warehouse DSS Server Software Licensed Materials or DSS Updates to an end user, Red Brick and its Resellers shall enter into a written binding license agreement with the end user which shall contain terms at least as restrictive as those set forth on Exhibit 2 ("End User License Agreement"). Red Brick shall provide CMGI with copies of such End-User License Agreements upon request.

1.9  Delivered Copy of Warehouse DSS Server Software to be Disabled.
     --------------------------------------------------------------

     Every copy of the Warehouse DSS Server Software Licensed Materials or DSS Updates which is incorporated into the Database Technology and delivered by Red Brick or its Resellers shall employ a license key mechanism or otherwise be disabled in a manner so as to prohibit use of the Warehouse DSS Server Software Licensed Materials or DSS Updates until the end user obtains an appropriate code or enabling software components from either Red Brick or CMGI, the obtaining of such code or enabling software components from either Red Brick or CMGI and their use to activate the Warehouse DSS Server Software Licensed Materials or DSS Updates otherwise referred to as the Warehouse DSS Server Software Licensed Materials or DSS Updates being activated.

                              ARTICLE 2: UPDATES

2.1  Updates to the Warehouse DSS Server Software.
     --------------------------------------------

     (a) For the term of this Agreement, CMGI shall provide Red Brick with one
(1) master media containing all DSS Updates in object code form and one (1) master copy of each item of all documentation for the DSS Updates to the extent such documentation is then available.

     (b) CMGI will develop and deliver to Red Brick DSS Updates to ensure that the Warehouse DSS Server Software Licensed Materials delivered and licensed to Red Brick track the most recent version of the DSS Server Software Licensed Materials being marketed by CMGI.

     (c) CMGI will develop and deliver to Red Brick DSS Updates to ensure that the Warehouse DSS Server Software Licensed Materials port to, or interface with, the most recent versions of the Red Brick products and applications set forth on
Exhibit 3 attached hereto. To facilitate CMGI's development of such DSS Updates, Red Brick will inform CMGI at least ninety (90) days in advance of Red Brick's release of any updates to, or more recent versions of; any of such products and applications. In addition, whenever Red Brick updates or releases a new version of any of the products or applications set forth on Exhibit 3, Red Brick shall deliver to CMGI one (1) master media containing all such updates or new versions in object code form and one (1) master copy of each item of all documentation available for such updates or new versions to the extent such documentation is then available. CMGI will develop and provide to Red Brick DSS Updates to port to, or interface with, such updated or new versions of the Red Brick products and applications within ninety (90) days of CMGI's receipt of the master media and documentation for the updated or new versions of such products and applications.

     (d) Red Brick will have the license rights to all DSS Updates which are set forth in Section 1.5 of this Agreement for the Warehouse DSS Server Software Licensed Materials and Red Brick will be subject to all restrictions for use of the DSS Updates which are applicable to the Warehouse DSS Server Software Licensed Materials.

                      ARTICLE 3: LICENSE FEES AND SUPPORT

3.1  Obligation to Pay Royalty Fees.  For every sale of Database Technology
     ------------------------------
which incorporates a version of the Warehouse DSS Server Software Licensed Materials or any DSS Updates and for which the recipient of such Database Technology elects to activate the Warehouse DSS Server Software Licensed Materials and DSS Updates, Red Brick will pay to CMGI, or to any party which CMGI designates in writing to Red Brick, an amount equal to the then current CMGI list price for such Warehouse DSS Server Software Licensed Materials or DSS Updates, less the discount set forth below (the "Royalty Fees"):

     3.1.1 For the period beginning on the Effective Date of this Agreement and ending on the one year anniversary of the Effective Date of this Agreement, fifty percent (50%), subject to the exception set forth below.

     3.1.2 For the period beginning on the day after the one year anniversary of the Effective Date of this Agreement and lasting through the expiration or termination of this Agreement, forty percent (40%), subject to the exception set forth below.

     3.1.3 In the event that CMGI establishes a joint venture or exclusive distributor in a geographic area and such joint venture or exclusive distributor becomes the source of the Warehouse DSS Server Software Licensed Materials and DSS Updates for Red Brick pursuant to Section 9.12 of this Agreement, such joint venture or exclusive distributor will offer a discount off of current list price of at least thirty percent (30%), with a higher discount potentially being available at the agreement of such joint venture or exclusive distributor.

     Red Brick shall independently determine the prices at which to sell the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates incorporated therein) to its End Users or to Resellers; provided, however, that to the extent Red Brick offers an End User a discount, such discount shall be equitably distributed between Red Brick's own products that End User or Reseller is purchasing and the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates incorporated therein) being resold.

     CMGI may designate any person or entity as the recipient of all or any portion of the Royalty Fees, such persons or entities to potentially include, without limitation, any joint ventures or subsidiary companies of CMGI.

3.2  Pre-paid Royalties.
     ------------------

     (a) Red Brick shall make the following guaranteed, non-refundable minimum royalty payments (the "Prepaid Royalty Fees") to CMGI:

          (i) on the later of (a) the date of acceptance of the Warehouse DSS Server Software Licensed Materials pursuant to Section 1.4 of this Agreement or
(b) October 15, 1998 (the "First Payment Date"), Red Brick will pay to CMGI an additional $0;

          (ii) on March 31, 1999, Red Brick will pay to CMGI an additional $200,000;

          (iii) on June 30, 1999, Red Brick will pay to CMGI an additional $300,000;

          (iv) on July 31, 1999, Red Brick will pay to CMGI an additional $300,000;

          (v) on each of the twelve, fifteen, eighteen and twenty-one month anniversaries of the First Payment Date, Red Brick will pay to CMGI an additional $200,000 (for a total payment of $1,600,000 under this Section 3.2(a) by the twenty-one month anniversary of the First Payment Date; and

          (vi) in the event of a termination of this Agreement Red Brick will remain liable to CMGI, despite such termination, for payment of all of the Prepaid Royalty Fees set forth in this Section 3.2(a), including those payments designated to be paid on dates after the date of such termination.

     (b) Each payment made pursuant to subsections 3.2(a)(ii)-(iv) is a minimum royalty for the period commencing the day after the prior payment and ending as of the day designated for the current payment; provided, however, that each such payment shall be reduced by the amount paid by Red Brick to Engage during each such period in respect of Royalty Fees due pursuant to Section 3.1 of this Agreement, as well as any fees due under Section 7(a) of the Reseller Agreement between the parties, dated the date hereof (together the "Combined Fees") for such period.

     Each payment made pursuant to subsection 3.2(a)(v) is a prepaid royalty and will be credited toward any Combined Fees for the three-month period following the date of each such payment at the end of each three-month period, on the day immediately preceding the day designated for the next payment pursuant to
Section 3.2(a)(v) above, the Prepaid Royalty Fees which have not been used will expire and be forfeited, such that every three-month payment may only be credited toward Combined Royalty Fees which accrue in the period beginning on such payment and ending on the day immediately preceding the next scheduled payment. Notwithstanding the foregoing, the payment on the twelve month anniversary of the First Payment Date shall also be credited toward Combined Fees for the period commencing August 1, 1999 and ending on the twelve month anniversary of the First Payment Date.

3.3  Royalty Fee Reports.  Each quarter during the term of this Agreement when
     -------------------
Red Brick has an obligation to pay Royalty Fees or Prepaid Royalty Fees, within fifteen (15) days after the end of the quarter, Red Brick shall submit a report to CMGI describing any Royalty Fee payments made or due; number of copies of the Database Technology shipped for which the licensee has accepted and activated a license to the Warehouse DSS Server Software Licensed Materials or DSS Updates; the shipment date; and the end user name, address, hardware, and operating system; as well as any information necessary or useful for calculating/verifying all Royalty Fees due. Red Brick shall also provide, in the reports described above, the shipment date; and the end user name, address, hardware, and operating system for any trial licenses which Red Brick grants. Any Royalty Fee amounts due based on Red Brick activity or revenue in such quarter will be paid at the same time.

3.4  Payment Terms and Compliance.  Except as set forth below, all payments of
     ----------------------------
Royalty Fees and Prepaid Royalty Fees (together the "Fees") shall be made inside the U.S., in U.S. dollars net thirty (30) days from receipt of invoice; provided, however, Royalty Fees shall be due and payable upon submission of each quarterly Report as required pursuant to Section 3.3 and provided further that in the event that CMGI designates another person or entity as the recipient of all or any portion of the Royalty Fees, pursuant Section 3.1, then if such person or entity desires it may receive payment outside the U.S. in the country and currency of its choice. Any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law. Red Brick shall at all times keep and maintain complete and accurate records that include at least the following information: name and address of each end user who has activated a copy of the Warehouse DSS Server Software Licensed Materials or DSS Updates, number of copies licensed and date of purchase. CMGI may, with no less than five (5) business days' notice, and at CMGI's expense, have an independent auditor or accountant audit, during normal business hours, Red Brick's records related to the Warehouse DSS Server Software Licensed Materials and any DSS Updates to verify Red Brick's compliance with the provisions of this Agreement. If an audit indicates an underpayment of five percent (5%) or more of any amounts due hereunder, Red Brick shall promptly pay the deficiency and reimburse CMGI for the cost of the audit.

3.5  Support.
     -------

     3.5.1 Separate Support Agreement.  Within thirty (30) days after the
           --------------------------
Effective Date of this Agreement, the parties will execute a separate support agreement ("Support Agreement") under the terms of which CMGI shall provide Red Brick with such technical support services for the Warehouse DSS Server Software Licensed

Materials and DSS Updates as the parties mutually agree at a price mutually agreed to by the parties for an initial period of two (2) years from the execution date of such support agreement. In the Support Agreement the parties will also mutually agree upon the terms and responsibilities between the parties for all installation, training and consultation, and all other maintenance and support directly to end users with respect to the Warehouse DSS Server Software Licensed Materials and DSS Updates incorporated into the Database Technology.

               ARTICLE 4: INTELLECTUAL PROPERTY; CONFIDENTIALITY

4.1  CMGI Ownership.
     --------------

     CMGI shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, and other intellectual property or proprietary rights throughout the world (collectively referred to as "CMGI's Rights")) in and to (a) its Confidential Information and (b) the Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials and any DSS Updates.

4.2  Red Brick Ownership.
     -------------------

     Red Brick shall have all right, title and interest (including all patent rights, copyrights, trade secret rights, and other intellectual property or proprietary rights throughout the world (collectively referred to as "Red Brick's Rights")) in and to its Confidential Information.

4.3  No Other Rights or Licenses.
     ---------------------------

     Except as expressly provided in this Agreement, neither party is granted any right or license to any of the foregoing or to any rights of the other.

4.4  Confidential Information.
     ------------------------

     The parties acknowledge and agree that during the course of performing their duties under this Agreement, the parties may exchange confidential and proprietary information ("Confidential Information"). Confidential Information shall include, without limitation, customer lists, the Current DSS Server Software Licensed Materials, the Warehouse DSS Server Software Licensed Materials, DSS Updates, trade secrets, product plans and schedules, new product information, technical data and know-how, instructional and operating manuals, financial information, marketing and sales data and plans, and any other business, financial or technical information.

Each party acknowledges that the Confidential Information of the other party constitutes valuable trade secrets of that party. Both parties agree that this Agreement establishes a confidential relationship between CMGI and Red Brick as to the other party's Confidential Information. Each party agrees, therefore, to preserve the confidential nature of the other party's Confidential Information by retaining and using such Confidential Information in trust and confidence, solely in accordance with their rights under this Agreement, and further agrees not to (except as may be otherwise permitted under this Agreement) (i) use the Confidential Information; (ii) disclose the Confidential Information to any third parties; (iii) permit the use of such Confidential Information by, or disclosure of such Confidential Information to unauthorized persons. Each party agrees to promptly report to the other party any violations of these provisions by its employees, consultants, or agents of which they are aware. Except as otherwise permitted under this Agreement, neither party shall copy or make, or cause or permit any third party to copy such Confidential Information, in whole or in part, without the prior written consent of the other party. A party receiving Confidential Information shall not be obligated under this Section 4.4 with respect to information the receiving party can document: (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; (b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; (c) was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party; or (d) was independently developed by the receiving party by employees without violation of this Section 4.4.

                  ARTICLE 5: WARRANTIES; LIABILITY LIMITATION

5.1  Warranties.
     ----------

     As is set forth in Section 4.1 of the Amended and Restated Software License Agreement between the parties, dated the date hereof, at such future time as Red Brick makes generally available its first release of Red Brick Formation, Red Brick will make all representations and warranties to CMGI concerning such release, and all Licensed Software and Updates thereto (as such terms are defined in such Amended and Restated Software License Agreement) provided subsequent to the date of such release, that Red Brick makes to end users concerning such licensed materials under its standard software license agreement. At that time CMGI will make reciprocal warranties to Red Brick concerning the Warehouse DSS Server Software Licensed Materials and DSS Updates.

     EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE CURRENT DSS SERVER SOFTWARE LICENSED MATERIALS, WAREHOUSE DSS SERVER SOFTWARE LICENSED MATERIALS AND DSS UPDATES ARE PROVIDED "AS IS." EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, CMGI MAKES NO WARRANTIES TO ANY PERSON WITH RESPECT TO THE

CURRENT DSS SERVER SOFTWARE LICENSED MATERIALS, WAREHOUSE DSS SERVER SOFTWARE LICENSED MATERIALS AND DSS UPDATES OR ANY SERVICES PROVIDED HEREUNDER, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

5.2  Limitation of Liability.
     -----------------------

     IN NO EVENT SHALL ANY PARTY UNDER THIS AGREEMENT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE (EXCLUDING WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS OR LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR (II) FOR ANY AMOUNT IN EXCESS OF $10,000, EXCLUDING, HOWEVER, LIABILITY FOR BREACH OF SECTION 4.4 OR CMGI'S DUTY OF INDEMNIFICATION PURSUANT TO SECTION 6.1.

                          ARTICLE 6: INDEMNIFICATION

6.1  CMGI Duty of Indemnification.
     ----------------------------

     CMGI shall hold Red Brick, its directors, officers, employees and agents harmless from, and indemnify them against, all demands, costs, damages, expenses, including reasonable attorneys' fees, and liabilities for any claim or suit ("Claim") brought against Red Brick by a third patty alleging that the use or distribution of the Warehouse DSS Server Software Licensed Materials or DSS Updates by Red Brick, its directors, officers, employees or agents hereunder infringes upon any United States patent, trademark, copyright, or trade secret; provided that Red Brick (i) gives CMGI prompt written notice of the Claim and
(ii) gives CMGI all necessary information, reasonable assistance and sole authority to defend and/or settle the Claim. In the event that the use or distribution of the Warehouse DSS Server Software Licensed Materials or DSS Updates as permitted hereunder is held to constitute an infringement, CMGI shall, at its option and sole expense, (a) modify or replace the Warehouse DSS Server Software Licensed Materials or DSS Updates so that they perform comparable functions without material degradation in efficiency and without infringement; or (b) obtain a royalty-free license for Red Brick to use the infringing portion of the Warehouse DSS Server Software Licensed Materials and DSS Updates. CMGI shall have no liability for any Claim or infringement to the extent the same is based on (x) use or combination of the Warehouse DSS Server Software Licensed Materials or DSS Updates with equipment, devices, software, data or equipment not supplied by CMGI; (y) the Warehouse DSS Server Software Licensed Materials or DSS Updates having been modified by Red Brick or; (z) use of the Warehouse DSS Server Software Licensed Materials or DSS Updates in a manner for which they were not designed.

6.2  Red Brick Duty of Indemnification.
     ---------------------------------

     Red Brick agrees to enforce and to use its best efforts to cause its authorized Resellers to enforce the terms of the End User License Agreements granted in accordance with the terms of this Agreement and to inform CMGI of any breach of such terms. Red Brick will defend and indemnify CMGI against all damages, payments, costs and expenses (including attorney's fees) for all claims or alleged claims (i) related to any use by Red Brick, its Resellers, or end users of the Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials, or DSS Updates; or (ii) related to the failure by Red Brick or its Resellers to include in any End User License Agreement granted hereunder the required contractual terms as set forth in
Exhibit 2.

                        ARTICLE 7: TERM AND TERMINATION

7.1  Term and Termination.  The term of this Agreement shall last for five (5)
     --------------------
years, commencing as of the Effective Date, unless earlier terminated as provided below. At the end of such initial term, and of all subsequent renewal terms thereof, this agreement shall renew at the sole option of CMGI for successive one-year terms. CMGI will exercise its sole option to renew by informing Red Brick of its intent to renew in writing at least thirty-days prior to the end of the initial, or any renewal, term. This Agreement may be terminated by either party in the event of a material breach by the other party of any warranty, covenant, or other provision which is not cured within thirty
(30) days of notice. In addition, CMGI may terminate this Agreement in the event of a termination or expiration of the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof (the "Reseller Agreement"). In the event of a termination of this Agreement by one party for breach by the other patty, the breaching party will lose all license and other rights provided by this Agreement.

7.2  Survival.
     --------

     The following Articles and Sections shall survive any termination of this
Agreement: Sections 1.6 and 1.8, Sections 3.1 through 3.4, Article 4 in its entirety and Sections 5.2, 6.1,6.2 and Articles 7 and 9 in their entirety.

     In the event that this Agreement is terminated for any reason, the rights of the End Users to whom Red Brick may have distributed Warehouse DSS Server Software Licensed Materials or DSS Updates pursuant to this Agreement will be unaffected by such termination. Within thirty (30) days after the effective date of the termination of this Agreement, Red Brick shall deliver to CMGI complete and accurate copies of all executed End User license agreements that survive termination of this Agreement that are held in Red Brick's possession. In order to maintain their rights End Users must continue to abide by the terms of their End User agreements.

                            ARTICLE 8: CONTRACTORS

8.1  Red Brick's Use of Contractors.
     ------------------------------

     Notwithstanding any other provision of this Agreement, Red Brick's contractors shall have the same right to use the Warehouse DSS Server Software Licensed Materials and DSS Updates as afforded to Red Brick and its employees hereunder, provided that (i) Red Brick shall ensure that its contractors comply with the terms of this Agreement, (ii) Red Brick shall remain liable to CMGI for the actions of its contractors, and (iii) the contractors shall enter into a confidentiality agreement with Red Brick containing terms substantially similar to those set forth in Section 4.4.

                    ARTICLE 9: GENERAL TERMS AND CONDITIONS

9.1  Equitable Relief.
     ----------------

     Each patty acknowledges that any breach of its obligations with respect to the rights of the other party will cause the other party irreparable injury for which there are inadequate remedies at law and that the other party shall be entitled to equitable relief in addition to all other remedies available to it; provided, however, that in no event will such equitable relief affect in any respect the rights and obligations of the parties under Sections 1.6, 1.7, 1.8, 1.9, 3.1 through 3.4 and Articles 4 and 5 hereof.

9.2  Relationships between Parties.
     -----------------------------

     In all matters relating to this Agreement, Red Brick and CMGI will act as independent contractors. The relationship between Red Brick and CMGI is that of licensee/licensor. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchise, or in any other capacity. Except as provided herein and in the agreements referenced in
Section 9.9, nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information and Confidential Information of the other party is not used in such development.

9.3  Assignment.
     ----------

     Neither party may assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that either party may assign this Agreement to an affiliate, to its successor in connection with a merger, acquisition or consolidation or to any acquirer in connection with the sale of all or substantially all of such party's assets, including, without limitation, the sale, merger or acquisition of Red Brick or CMGI. Subject to the limitations above, this Agreement will mutually benefit and be binding upon the parties, their successors and assigns. In the event of any assignment of this Agreement by any party hereto, or the merger, acquisition or consolidation of any party hereto, or the sale of all of such party's assets, such party hereby agrees that any such assignee, acquirer or purchaser shall execute an agreement of assumption satisfactory to the other party in all respects, whereby such assignee, acquirer or purchaser agrees to be bound by all of the obligations and covenants of such party hereunder in all respects.

     In the event of a sale of all or substantially all of:

     (a) CMGI's assets, including, without limitation, the sale, merger or acquisition of CMG or Engage, with, into or to a Red Brick Competitor, then Red Brick may terminate this Agreement and the licenses and rights granted pursuant hereto.

     (b) Red Brick's assets, including, without limitation, the sale, merger or acquisition of Red Brick, with, into or to an Engage Competitor, then CMGI may terminate this Agreement and the licenses and rights granted pursuant hereto,

     (c) The respective obligations and covenants of each party hereto shall be binding upon each party and its respective Affiliates, being those persons or legal entities controlling, controlled by or under common control with such parties.

9.4  Notices.
     -------

     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the address set forth under the signature blocks at the end of this Agreement, Attention: Legal/Contracts Department.

9.5  Governing Law/Jurisdiction.
     --------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of laws. CMGI and Red Brick each agree that all disputes arising among them related to this Agreement, whether arising in contract, tort, equity or otherwise, shall be resolved only and exclusively in either the United States Federal Court in Boston, Massachusetts, or in a Massachusetts state court located in Essex County, Massachusetts. Red Brick hereby consents to the jurisdiction of the United States Federal Court in Boston, Massachusetts, and of the Massachusetts state courts in Essex County, Massachusetts, with respect to any action, suit or proceeding commenced in any such court by CMGI or by their successors or assigns, and Red Brick waives any defense it may have with respect to such jurisdiction or with respect to the proper venue of any such action, suit or proceeding in any such court.

9.6  Severability.
     ------------

     In the event any provision of the Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

9.7  Export.
     ------

     Red Brick and its Resellers agree to comply fully with all relevant export laws and regulations of the United States to assure that neither the Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials and DSS Updates, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law.

9.8  Waiver.
     ------

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

9.9  Entire Agreement.
     ----------------

     This Agreement together with the Amended and Restated Mutual Reseller and Alliance Agreement, dated the date hereof, the Consulting Services Agreement, dated August 29, 1997, the Technology Purchase Agreement, dated August 29, 1997 and the Amended and Restated License Agreement, dated the date hereof, constitute the complete agreement between the parties and supersede all prior or contemporaneous agreements or representation, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or customer shall be deemed to amend or modify this Agreement. All terms and conditions of any Red Brick purchases order or other ordering document shall be superseded by the terms and conditions or this Agreement.

9.10  Construction.
      ------------

      The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

9.11  Counterparts.
      ------------

      This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

9.12  Future CMGI Joint Ventures and Distributors.
      -------------------------------------------

      In the future event that CMGI establishes a joint venture or designates any other person or entity as an exclusive distributor of the Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials or DSS Updates in any geographic area, then at the sole election of CMGI, Red Brick will enter into a relationship with such joint venture or distributor providing that Red Brick will operate as a subdistributor of such joint venture or other distributor in the designated geographic area and Red Brick will, as a subdistributor, obtain all training in the designated geographic area from such joint venture or distributor, will receive all Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials and DSS Updates in such area from such joint venture or distributor and will make all payments due for the Current DSS Server Software Licensed Materials, Warehouse DSS Server Software Licensed Materials or DSS Updates marketed and distributed in the designated geographic area to such joint venture or other distributor, in the manner designated by such joint venture or distributor. Except for the terms of payment as set forth above, the terms of the relationship between Red Brick and such joint venture or distributor will match as closely as possible the terms currently set forth in this Agreement between CMGI and Red Brick.

RED BRICK SYSTEMS, INC.            ENGAGE TECHNOLOGIES, INC.


By:/s/ PW Fernandez                By: /s/ Stephen A. Royal
   ---------------------------         ------------------------------------
Name: Philip W. Fernandez          Name:   Stephen A. Royal
     -------------------------          -----------------------------------
Title: EVP/COO                     Title: CFO
      ------------------------           ----------------------------------

Red Brick Systems, Inc.            Engage Technologies, Inc.
485 Alberto Way                    100 Brickstone Square
Los Gatos, CA  95032               Andover, MA 01810
Tel:  408-399-3200                 Tel:  978-684-3686
                                       ------------------------------------
Fax:  408-399-7200                 Fax:  978-684-3877
                                       ------------------------------------

                                   CMG INFORMATION SERVICES, INC.

                                   By:   /s/ Andrew J. Hajducky
                                      -------------------------------------
                                   Name:
                                        ___________________________________
                                   Title:
                                         __________________________________

                                   CMG Information Services, Inc.
                                   100 Brickstone Square
                                   Andover, MA 01810
                                   Tel:____________________________________
                                   Fax:____________________________________

                           EXHIBIT 1: DEFINED TERMS
                           ------------------------


The following terms as used in Agreement shall have the meanings set forth below:

"Clickstream Market" means any market for any products or services primarily designed to collect, characterize, classify, combine and analyze user or user "agent" (i.e., a device or process that acts on a user's behalf) activity data (including, without limitation, clickstream data) created, gathered, analyzed, manipulated or otherwise processed through or in association with any form of Interactive Media.

"Database Technology" means the source code and object code form of the Database Technology acquired by Red Brick under the separate Technology Purchase Agreement dated August 29, 1997, including end user documentation, technical specifications and programmer notes and all Updates, enhancements, modifications and improvements thereto, and Derivative Works thereof, but excluding code that is part of CMGI's rights under Section 3.1(c) of the Amended and Restated Software License Agreement between the parties, dated the date hereof.

"Derivative Works" shall have the meaning set forth in 17 U.S.C. (S) 101.

"DSS Updates" means all updates, enhancements, modifications and improvements, including, but not limited to, preview releases, external alpha releases, beta releases, controlled releases and general releases, to the Warehouse DSS Server Software Licensed Materials, and Derivative Works thereof and which are developed by CMGI or its contractors, including end user documentation, technical specifications and programmer notes.

"Clickstream Service Bureau" means a Clickstream Service Bureau as defined in the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof.

"Engage Competitor" means a party defined as an "Engage Competitor" under the definition contained in Exhibit A to the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof.

"Fees" means Royalty Fees and Pass-Through Royalty Fees.

"Interactive Media" means communication media that allow users to input information or participate, including, but not limited to, the Internet, interactive television and interactive telephony.

"Red Brick Competitor" means a party defined as a "Red Brick Competitor" under the definition contained in Exhibit A to the Amended and Restated Mutual Reseller and Alliance Agreement between the parties, dated the date hereof.

"Red Brick Formation" means the Red Brick product currently known as Red Brick Formation, as well as any successor products to such product.

"Red Brick Warehouse" means the Red Brick product currently known as Red Brick Warehouse, as well as any successor products to such product.

"Updates" means all updates, enhancements, modifications and improvements, including, but not limited to, preview releases, external alpha releases, beta releases, controlled releases and general releases, to the technology and software, and Derivative Works thereof, that are made commercially available and which are not identified on the Red Brick Price List as a separate product and which are developed by Red Brick or its contractors in source code form, including end user documentation, technical specifications and programmer notes.

                           EXHIBIT 2: END USER TERMS


     All of Red Brick's or its Reseller's agreements with End Users licensing the Database Technology (which Database Technology contains the Warehouse DSS Server Software Licensed Materials or DSS Updates) shall contain terms at least as restrictive as those set forth in this Exhibit (except to the extent that such terms are prohibited by law in certain jurisdictions, in which case the affected terms shall be included in such jurisdictions in as restrictive a form as they are allowed, with all unaffected terms being unchanged):

1. End User shall use the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) solely in object code form for its own internal use and not to further distribute, license or sublicense or use for the benefit of a third patty in the Clickstream Market where End User receives in return anything of value, or otherwise convey to any other person or entity the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology), in whole or in part, or any rights therein. End User shall not use the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) for any purpose or in any manner not expressly permitted in this End User license agreement. End User shall not operate a Clickstream Service Bureau.

2. Prohibit transfer or duplication of the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) except for temporary transfer in the event of CPU malfunction and a single backup or archival copy;

3. Prohibit timesharing or rental of the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) and prohibit assignment of the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) unless the assignee assumes in writing all of the restrictions on the End User required under this Agreement;

4. Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology);

5.   Prohibit title from passing to the sublicensee or Reseller;

6. Disclaim all warranties of CMGI and its licensors and disclaim CMGI's and its licensors' liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology);

7. Require the sublicensee and/or Reseller, at the termination of the sublicense, to discontinue use and destroy or return to Red Brick or Reseller the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology), including documentation and all archival or other copies;

8. For copies of the Database Technology (including the Warehouse DSS Server Software if incorporated into the Database Technology) sublicensed for use in the United States, prohibit transfer of the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) outside the United States; require the sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology), nor any direct product thereof, are exported, directly or indirectly, in violation of United States law;

9. If Red Brick or its Resellers grants an End User License to the United States government, the Database Technology (including the Warehouse DSS Server Software Licensed Materials and DSS Updates if incorporated into the Database Technology) shall be provided with "Restricted Rights" and Red Brick or its Reseller will place a legend, in addition to applicable copyright notices, on the documentation, and on any media label, substantially similar to the following:

     "RESTRICTED RIGHTS LEGEND: Use, duplication, or disclosure by the U.S. Government is subject to the restrictions set forth in subparagraph (c) of the Commercial Computer Software--Restricted Rights clause of FAR 52.227-19."

10. Specify CMGI and its licensors as intended third-party beneficiaries of Red Brick's or its Reseller's rights under any End User License Agreement.

           EXHIBIT 3: LIST OF PRODUCTS TO WHICH WAREHOUSE DSS SERVER
                       SOFTWARE WILL PORT AND/OR INTERFACE


The Warehouse DSS Server Software shall interface with the following Red Brick products:

     Red Brick Warehouse Version 5.1.4
     Red Brick Formation Version 1.3.2

The Warehouse DSS Server Software shall be provided on the following hardware/OS environments:

     Intel/Windows NT 4.0
     Sun/Solaris 2.5.1, 2.6